              ALLIANCE INSTITUTIONAL RESERVES, INC.

                      ARTICLES OF AMENDMENT

         Alliance Institutional Reserves, Inc., a Maryland corporation having its principal office in Maryland in the City of Baltimore (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:
             FIRST: The Charter of the Corporation is hereby amended by reducing the par value of each share of Common Stock of the Corporation as set forth in Article FIFTH of the Articles of Incorporation (or elsewhere in the charter) to a par value of one twentieth of one cent ($.0005) and reducing the aggregate par value of the Common Stock of the Corporation to $32,500,000.

         SECOND: These Articles of Amendment were approved by at least a majority of the entire Board of Directors of the Corporation and are limited to changes expressly authorized by
Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation as an open-end investment company under the Investment Company Act of 1940.

         IN WITNESS WHEREOF, Alliance Institutional Reserves, Inc., has caused these Articles of Amendment to be executed in its name and on its behalf by the Chairman of the Board of Directors of the Corporation, John D. Carifa, and witnessed by its Secretary, Edmund P. Bergan, Jr., as of the sixth day of December, 1999. The undersigned Chairman of the Board of Directors of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's Charter are true in all material respects, and that this statement is made under the penalties of perjury.

                        ALLIANCE INSTITUTIONAL RESERVES, INC.

                        By: /s/ John D. Carifa
                        -------------------------------------
                           John D. Carifa
                           Chairman

WITNESS:

----------------------------
Edmund P. Bergan, Jr.
Secretary



00250072.BD5